                          EXHIBIT 23(b)
                          -------------

                        CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption ``Experts'' and to the use of our report dated August 31, 1994, with respect to the combined financial statements and schedules of National Mortgage Company and National Mortgage Parents included in the Registration Statement and related Prospectus (Form S-4) of Boatmen's Bancshares, Inc. for the registration of 5,000,000 shares of common stock.

                                   /s/ Ernst & Young LLP

                                   Ernst & Young LLP

Memphis, Tennessee
September 26, 1994